Exhibit 10.19

BankFIRST

Split Dollar Agreement

Third Amendment

Prepared 09/11/2009

© 2009 Clark Consulting

This document is provided to assist your legal counsel in documenting your specific arrangement The laws of the various states may differ considerably, and this specimen is for general information only. It is not a form to be signed, nor is it to be construed as legal advice. Failure to accurately document your arrangement could result in significant losses, whether from claims of those participating in the arrangement, from the heirs and beneficiaries of participants, or from regulatory agencies such as the Internal Revenue Service, the Department of Labor, or bank examiners. License is hereby granted to your legal counsel to use these materials in documenting solely your arrangement.

In general, if your bank is subject to SEC regulation, implementation of this or any other executive or director compensation program may trigger rules requiring certain disclosures on Form 8-K within four days of implementing the program. Consult with your SEC attorney, if applicable, to determine your responsibilities under the disclosure rules.

IMPORTANT NOTICE ON CODE SECTION 409A COMPLIANCE

It is critical that you consult with your legal and tax advisors to determine the impact of Internal Revenue Code Section 409A to your particular situation. On April 10, 2007 the Treasury Department issued final regulations implementing the requirements of Section 409A which apply to nonqualified deferred compensation arrangements. The regulations became effective on January 1, 2008.

BankFIRST

Split Dollar Agreement

Third Amendment

THIRD AMENDMENT TO THE BANKFIRST

SPLIT DOLLAR AGREEMENT

DATED JANUARY 4, 2002 FOR

THOMAS P. ABELMANN

THIS THIRD AMENDMENT is entered into this 8th day of February , 2010 by and between BANKFIRST, a state-chartered commercial bank located in Winter Park, Florida (the “Company”), and THOMAS P. ABELMANN (“Executive”).

WHEREAS, the Company and Executive executed the Split Dollar Agreement on January 4,2002 (the “Agreement”);

WHEREAS, the Company and the Executive amended the Agreement on March 18, 2002;

WHEREAS, the Company and the Executive further amended the Agreement on September 27, 2007;

WHEREAS, Article 7 of the Agreement provides that the Agreement may be amended upon mutual consent of the parties thereto; and

WHEREAS, the life insurance policy originally subject to the Agreement has been exchanged for a new policy, which continues to be subject to the Agreement; and

WHEREAS, the parties anticipate the possibility of future policy exchanges;

NOW, THEREFORE, it is agreed by and between the Company and the Executive as follows:

Section 1.2 of the Agreement shall be amended and replaced as follows:

1.2	“Insurer” means the insurance company issuing the Policy on the life of the Executive.

Section 1.3 of the Agreement shall be amended and replaced as follows:

1.3	Policy” or “Policies” means the individual insurance policy or policies adopted by the Company for purposes of insuring the Executive’s life under this Agreement.

All references in the Agreement to Clarica Life Insurance Company and to Policy Number 641291 shall be hereinafter disregarded.

BankFIRST

Split Dollar Agreement

Third Amendment

IN WITNESS WHEREOF, the parties have executed this Third Amendment as of the date indicated above.

EXECUTIVE:	COMPANY: BANKFIRST

/s/ Thomas Abelmann	By:	/s/ Carol Meyer

THOMAS P. ABELMANN	Title:	SVP/Director of HR

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